Exhibit 10.3

NEW LEAF BRANDS, INC.

No. N-154	$300,000

Subordinated Note

New Leaf Brands, Inc., a Nevada corporation (the “Company”), for value received, hereby promises to pay to the order of O. Lee Tawes III or the subsequent registered holder of this Note (the “Payee”) the principal sum of $300,000, or such lesser amount as shall at such time be outstanding hereunder (the “Principal Amount”).  The entire Principal Amount shall be due and payable on July 19th 2010 by the Payee.

This Note shall accrue interest at the rate of 15% simple interest per annum.

Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and shall be made in lawful currency of the United States of America and in immediately available funds.

The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees to pay to the Payee, on demand, all costs and expenses (including reasonable legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

1. Prepayment.  The Principal Amount of this Note may be prepaid by the Company in whole or in part at any time without penalty.  Interest accumulated on the prepayment date is due at the time of prepayment.

2. Computation of Interest.  All computations of interest hereunder shall be made on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, and shall accrue daily (including the first day but excluding the last day during which any such Principal Amount is outstanding).

A. Base Interest Rate.  Subject to Section 2B below, the outstanding Principal Amount shall bear interest at the simple rate of fifteen percent (15%) per annum.

B. Maximum Rate.  In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note (“Applicable Usury Laws”), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment.  All such deemed prepayments shall be applied to the principal balance payable at maturity.  In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

C. At the discretion of the Company the interest thereon shall be paid in cash or common stock of the Company at $0.35 per share, or as modified by paragraph 5 below.

3. Covenants of Company.

A. Affirmative Covenants.  The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 3A:

(i) Taxes and Levies.  The Company will promptly pay and discharge all material taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all material claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles (“GAAP”) with respect to any such tax, assessment, charge, levy or claim so contested.

(ii) Maintenance of Existence.  The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company or otherwise in connection with an acquisition of the Company.

(iii) Books and Records.  The Company will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP.

(iv) Notice of Certain Events.  The Company will give prompt written notice (with a description in reasonable detail) to the Payee of the occurrence of any Event of Default (as defined herein) or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default.

(v)  Use of Proceeds.  The Company agrees to use the proceeds from the issuance of this Note for working capital.

B. Negative Covenants.  The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 2B, except as consented to in writing by the Payee:

(i) Liquidation, Dissolution. The Company will not liquidate or dissolve or consolidate with, or merge into or with, any corporation or entity, except if the Company is the surviving corporation of such merger or consolidation and no Event of Default shall occur as a result thereof.

(ii) Proration of Payments.  The Company shall not make or permit any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of the Principal Amount or interest payable hereunder in excess of the Payee’s pro rata share of payments then being made in respect of all Notes.

(iii) Dividends.  The Company will not declare or pay any cash dividends or distributions on any of its outstanding common stock until this Note is paid in full.

4. Events of Default.

A. The term “Event of Default” shall mean any of the events set forth in this Section 4A:

(i) Non-Payment of Obligations.  The Company shall default in the payment of the Principal Amount when and as the same shall become due and payable, whether by acceleration or otherwise, which default shall continue uncured for three (3) business days.

(ii) Non-Performance of Affirmative Covenants.  The Company shall default in any material respect in the due observance or performance of any covenant set forth in Section 2A, which default shall continue uncured for twenty (20) business days.

(iii) Non-Performance of Negative Covenants.  The Company shall default in any material respect in the due observance or performance of any covenant set forth in Section 2B.

(iv) Non-Performance of Other Obligations.  The Company shall default in the due observance or performance of any other material covenant or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, which default shall continue uncured for twenty (20) business days after such default has been discovered by the Company.

(v) Bankruptcy, Insolvency, etc.  The Company shall:

(a) become insolvent or generally fail or be unable to pay, or admit in writing its inability to pay, its debts as they become due;

(b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

(d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

(e) take any corporate or other action authorizing or in furtherance of, any of the foregoing.

B. Action if Bankruptcy.  If any Event of Default described in clauses (v)(a) through (e) of Section 3A shall occur, the outstanding Principal Amount of this Note shall automatically be and become immediately due and payable, without notice or demand.

C. Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in clauses (v)(a) through (e) of Section 3A) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Payee may, upon notice to the Company, declare all or any portion of the outstanding Principal Amount of this Note to be due and payable, whereupon the full unpaid Principal Amount shall be and become immediately due and payable, without further notice, demand, or presentment.

D. Remedies.  In case any Event of Default shall occur and be continuing, the Payee may proceed to protect and enforce its rights by a proceeding seeking the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as the Payee shall determine.

5. Conversion of prior notes and accrued interest

A.  Revision of Prior Notes.  As of the date of this Note and as part of the consideration for this Note, both parties agree that Promissory Note N151 issued by the Company to O. Lee Tawes III on November 30, 2009 with an original principal balance of $150,000 and a current principal balance of $150,000 as of the date of the issuance of this Note and Promissory Note  N153 issued by the Company to O. Lee Tawes III on April 30, 2010 with a original and current balance  of $50,000 (collectively the two Promissory Notes are referred to as the “Prior Notes”) plus the accrued interest on the Prior Notes will be converted at the option of the investor into common stock of the Company at conversion unit price of $0.35 per share (“Conversion Price”), subject to adjustment as described in this Section 5.

B.  From the date of the issuance of this Note and up to and including July 19, 2010, (the “Reset Period”), if the Company or any wholly-owned subsidiary of the Company issues any Common Stock and/or securities that can be converted or exercised for Common Stock (the “New Securities”) at an “Effective Price” per share that is less than the Conversion  Price for this Note or the Prior Notes, the Conversion Price of this Note and Prior Notes will be reset to the “Effective Price”, subject to the conditions below.

In this Clause, “Effective Price” means:

(a)  the Unit Price that the New Securities are sold for if there is more than one security sold together as a Unit; or

(b)  the deemed selling price of Common Stock if only Common Stock is sold based on the transaction documents for that sale.  If the transaction documents do not deem a price for the Common Stock or there are no transaction documents, then the Effective Price will be the closing market price of the Common Stock as quoted on the Over the Counter Bulletin Board.

C.  Excluded Items.  Section 5(b) will only be trigged by security issuances for purposes of fundraising.  Issuances of option or other securities, including Common Stock, for purposes of compensating employees, officers, directors and consultants will not trigger a reset. Additionally, the issuance of Common Stock upon the exercise or conversion of securities already outstanding at the date of this Agreement will not trigger this clause.  The Company shall notify the holder of this Note in writing as soon as practicable following the issuance of any security subject to this Clause, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms.

6. Amendments, Waivers, Severability.

A. The provisions of this Note shall supercede any prior agreements either verbally or in writing and may not be amended, modified or changed except by an instrument in writing signed by the party against whom enforcement is sought.

B. No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

C. To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

D. After any waiver, amendment or supplement under this section becomes effective, the Company shall mail to the Payee a copy thereof.

E. If any provision of this Note or the application thereof to any person or circumstances shall be held invalid or unenforceable by any court or other governmental authority to any extent, the remainder of this Note and the application of such provisions to other persons or circumstances shall not affected thereby and shall remain enforceable.

7. Miscellaneous

A. Registered Holder.  The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary.   In case of transfer of this Note by operation of law, the transferee agrees to notify the Company of such transfer and of its address, and to submit appropriate evidence regarding such transfer so that this Note may be registered in the name of the transferee.  This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed.  Communications sent to any registered owner shall be effective as against all Holders or transferees of the Note not registered at the time of sending the communication.

B. Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within such State, without regard to principles of conflicts of law.  The Company hereby waives any right to stay or dismiss on the basis of forum non conveniens any action or proceeding brought before the courts of the State of New York sitting in the City of New York or of United States of America for the Southern District of New York and hereby submits to the jurisdiction of such courts.

C. Notices.  Unless otherwise provided, all notices required or permitted under this Note shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) upon confirmed delivery by Federal Express or other nationally recognized courier service providing next-business-day delivery, or (iii) three business days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid and addressed to the party to be notified, in each case at the address set forth below, or at such other address as such party may designate by written notice to the other party (provided that notice of change of address shall be effective upon receipt by the party to whom such notice is addressed).

If sent to Payee, notices shall be sent to the following address:

Mr. O. Lee Tawes, III
c/o New Leaf Brands, Inc.
1 De Wolf Road Suite 208
Old Tappan, NJ 07675

If sent to the Company, notices shall be sent to the following address:

New Leaf Brands, Inc.
1 De Wolf Road Suite 208
Old Tappan, NJ 07675
Attention:  Chief Financial Officer

D. Parties in Interest.  All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

E. Waiver of Jury Trial.  THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer as of May 20th, 2010.

NEW LEAF BRANDS, INC.

By:	/s/ David Tsiang
Name: David Tsiang
Title: Chief Financial Officer